Exhibit 10.8

Prolocutor Contract of Goldenway Investments Holdings Limited

Prolocutor Contract of Goldenway Investments Holdings Limited

Party A: Goldenway Investments Holdings Limited

With its registered address at: Suite 3702-3704, 37/F., Tower 6, The Gateway, Harbour City, Kowloon, Hong Kong (referred to as “Party A” hereinafter)

Party B: A Marketing Co., Ltd.

With its registered address at: Suite 904, Valley Centre, Morrison Hill Road, Wan Chai, Hong Kong (referred to as “Party B” hereinafter)

Party A and Party B agree to enter into the following agreement:

Party A sincerely invites Mr. Simon Yam, the designated member of Party B, (the designated actor in Appendix 1) to be the brand prolocutor of Goldenway Investments holdings Ltd. and Goldenway Precious Metal Co., Ltd. and to take a set of photographs and to attend two press conferences (referred to as “advertisement” hereinafter). He will be the General Prolocutor whose endorsement will be limited to the scope of finance business, including trade of precious metals, trade of securities, trade of futures, financial services and portfolios. Both parties agree that the term of this Contract shall be two years, commencing from no later than November 1, 2009 and ending on October 31, 2011 (24 months) and agree to obey the following stipulations:

I. Bylaws of remuneration and service

1.

Party A shall pay to Party B a service fee of HKD 2,000,000 (SAY TWO MILLION ONLY) as the remuneration under this Contact within the validity period hereof. Party B shall take a set of graphic (static) photos to match the overall publicity campaign,and such fee shall be paid in installments as follows:

Remarks: Party A shall pay such remuneration via checks of banks in Hong Kong or by way of bank deposit in Hong Kong. Party B shall perform the obligation of payment of tax or related tax amounts, and Party A shall not bear any related liability.

	i.	Party A shall pay 50% of the total amount to Party B within 4 working days upon the execution of this Contract.

	ii.	Party A shall pay off all the outstanding amounts on the day of shooting.

2.

The actor shall attend the shooting of a set of graphic photos after execution of this Contract by Party B, the work of which will last for one working day not exceeding 8 hours, and all expenses in relation thereto shall be borne by Party A. The blue print of such work shall be provided to Party B one week ahead of schedule. If Party B is outside Hong Kong, Party A shall pay for a business class cabin air ticket and two economy class cabin air tickets to Party B for the presentation in Hong Kong. The time/date of such shooting shall be notified to Party A 20 days ahead of time.

Prolocutor Contract of Goldenway Investments Holdings Limited

3.

Party B shall attend for twice at the external publicity and promotion activities/press conferences of Party A during the term of this Contract, the time of which shall be not more than two and a half hours (150 min), and the expenses of which shall be borne by Party A. (If the times exceed that described in this Contract, Party A shall pay an extra amount of HKD 100,000 to Party B.) If Party B is outside Hong Kong, Party A shall pay one business class cabin air ticket and two economy class cabin air tickets to Party B in order to be present at the activities in Hong Kong. The time/date of such publicity and promotion activities/press conferences shall be notified to Party B thirty days in advance.

II. Confirmation of work content of the prolocutor:

Party B agrees from no later than November 1, 2009 to October 31, 2011 (24 months):

i.

to take a set of graphic photos for Party A, the shooting of which shall be only once, the molding of which shall be no more than three (one molding is taken as one type, this molding needs to be provided to Party B for review and obtain the approval thereof 14 days ahead of time), and the advertising shall be used for propaganda.

ii.	to be present twice at the publicity and promotion activities/press conferences (each time not exceeding two and a half hours).

III. Term of Use

All the photos Mr. Simon Yam takes for Party A shall be the property of Party A. The term of use of the advertisement made under this Contract shall be from not later than November 1, 2009 to October 31, 2011 (24 months). After the expiration of this Contract, Party A or any authorized third party shall have no right to use any advertisement and related materials under this Contract in any manner. After the expiration, Party A may enter into another agreement with Party B. Under equal conditions, Party A has the right of priority to conclude such agreements.

IV. Method of use:

Party A shall have the right to use the content of this advertisement and related materials in all media in the form of version editing. All media shall include, without limitation, website, poster, presswork, papers, magazines, television, indoor and outdoor light boxes, marketing publications, promotion products, souvenirs and public media.

V.	Conditions of Shooting

i.

Shooting of a set of graphic (static) photos: Party B shall ensure to attend shooting of a whole day, each not exceeding eight hours of continuous shooting (from the completion of make-up at the site to the end of shooting on-site, including one hour for dining).

Prolocutor Contract of Goldenway Investments Holdings Limited

ii.

All costumes and accessories shall be provided by Party A. Party A shall be solely responsible for organizing all shooting personnel and other related persons and providing the moldings of such shooting, art direction and positioning. The parties have reached a consensus on the form of shooting. Party A may use the photos of Party B on any media, with appropriate modifications thereto, without involving any nudity or obscenity.

iii.

During the shooting of photos and twice attendance at Party A’s external publicity and promotion activities/press conferences, the hair styling and make-up shall be provided by Party B, and Party A will bear a fee not exceeding HKD 30,000 with respect of each time.

iv.	Party A ensures not to use Party B for any violent or obscene performing, sexually suggestive scenes and love scene, and may not use any stand-in.

v.

If such shooting can not be consummated in a timely manner due to any force majeure, the parties shall separately agree to a time for shooting, in which case, Party B shall continue to perform and complete the shooting, and Party A shall be held liable for any and all extra expenses.

VI. Obligations of the Parties

i.	Party A shall be responsible for the expenses of costumes for the performing service of Party B during the shooting, and for reasonable meals.

ii.

Party A may neither use Party B’s name or image in the publicity and promotion of any other enterprise or product without permission, nor exaggerate the scope of its cooperation with Party B or make any untruthful publicity.

iii.	Party B may not accept and shoot for any advertisement of any enterprise in the same industry, during the term of this Contract.

iv.

Party B agrees that its advertisement images may, during the term of this Contract, be used in and on all advertisings and packages of Party B, and the portraiture right thereof shall be owned by Party A.

v.

During the term hereof, if any communication media contacts Party B and proposes any interview arrangements, Party B shall promptly notify Party A thereof, such that the parties may work with each other to make the most appropriate arrangement.

VII. Liability for Breach:

i.

The parties shall perform in strict accordance with the terms of this Contract. In the event of any difference, the parties shall resolve it by friendly consultations. Any party shall compensate the other party appropriately for any and all losses incurred thereby due to any breach of the first party.

ii.

Party B shall be aware of the liabilities and obligations set out in this Prolocutor Contract; in the case of any breach on its part during the performance hereof, Party B retains the right to recover the relevant remuneration hereunder as already paid.

Prolocutor Contract of Goldenway Investments Holdings Limited

VIII. Force Majeure:

i.

Where either party is prevented from performing this Contract due to any force majeure, the parties shall resolve it via friendly consultations, failing which, such dispute may be referred to relevant arbitration commission or follow the laws and regulations of the Hong Kong Special Administrative Region.

IX. Effectiveness

i.	This Contract shall come into force on the date of the last signature of the parties is put hereto.

ii.	This Contract is made in duplicate, with each party holding one copy as signed (sealed) by the other party, both of which are equally authentic.

Prolocutor Contract of Goldenway Investments Holdings Limited

For and on behalf of:
Party A (seal):
GOLDENWAY INVESTMENTS HOLDINGS LIMITED (印章内容)
By: ____________Eric Cheung – CEO____________________________
Address: Suite 3702-3704, 37/F., Tower 6, The Gateway, Harbour City, Kowloon, Hong Kong

Dated: MM DD, 2009

Party B (seal): __A Marketing Co., Ltd _________________________
By: Miss Lam Yan Dong, Marketing Director

Address: Suite 904, Valley Centre, Morrison Hill Road, Wan Chai, Hong Kong

Dated: October 16, 2009

Prolocutor Contract of Goldenway Investments Holdings Limited
Attachment 1:

Original Name	Simon Yam
English Name	Simon Yam
Date of Birth	March 19, 1955
Occupation	Internationally-renowned actor and model

Recent	Ip Man; Police Tactical Unit: Comrades in Arms and Partners;

Movies	The Storm Warriors II, etc.

End
A Marketing Co., Ltd.